SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
March 30, 2004	0-20707

COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	63-1098468
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

2101 Sixth Avenue North
Suite 750
Birmingham, Alabama	35202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(205) 250-8700

Not applicable
(Former name or former address, if changed since last report)

COLONIAL REALTY LIMITED PARTNERSHIP

Item 5. Other Events

     On March 30, 2004, Colonial Realty Limited Partnership, or CRLP, agreed to issue $100,000,000 aggregate principal amount of 4.80% senior notes due 2011. The notes will be issued on or about April 2, 2004 pursuant to an underwriting agreement dated as of March 30, 2004 and a terms agreement dated as of March 30, 2004, copies of which are attached to this form as Exhibits 1.1 and 1.2, respectively.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Attached as exhibits to this form are the documents listed below:

	Exhibit	Document

	1.1	Underwriting Agreement, dated March 30, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC

	1.2	Terms Agreement, dated March 30, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC

	4.1	Colonial Realty Limited Partnership $100,000,000 4.80% Senior Note due 2011

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

5.2	Opinion of Sirote & Permutt, P.C., regarding Alabama law

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL REALTY LIMITED PARTNERSHIP

	By:	Colonial Properties Trust, its general partner

Date: April 2, 2004	By:	/s/ John P. Rigrish

John P. Rigrish
Executive Vice President and
Chief Administrative Officer

     EXHIBIT INDEX

Exhibit	Document

1.1	Underwriting Agreement, dated March 30, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC

1.2	Terms Agreement, dated March 30, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC

4.1	Colonial Realty Limited Partnership $100,000,000 4.80% Senior Note due 2011

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

5.2	Opinion of Sirote & Permutt, P.C., regarding Alabama law

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)